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                    DIRECTORS' STOCK OPTION AGREEMENT
     By   this   Agreement,  Curtis  Mathes  Holding   Corporation   (the
"Company"), located at 10911 Petal Street, Dallas, Texas 75238, grants to Bernard S. Appel (the "Director"), of 301 Commerce Street, Ft. Worth, Texas 76102 certain options to purchase the Company's common stock (the "Common Stock") according to the following terms and conditions:
                      ARTICLE 1:  TERM OF AGREEMENT
     1.01.      Term.     The term of this Agreement shall begin on April
7, 1997, and shall terminate on June 30, 1999, subject to the discretion of the Company's shareholders.
                     ARTICLE 2:  DUTIES OF DIRECTOR
     2.01.      Duties.   The Director shall serve on the Company's Board
of  Directors, at the discretion of the Company's shareholders, and shall
perform all duties commonly discharged by a person in such position.   If
the  Director  is appointed as a consultant to the Company, the  Director
shall  serve  in  such capacity or capacities as may be agreed.   Nothing
shall be construed, however, to require the Director's appointment as a consultant to the Company.
                      ARTICLE 3:  DIRECTOR BENEFITS
     3.01.      Nonstatutory Stock Option.    Grant of Option.         By
this Paragraph, the Company agrees that it will cause to be granted to the Director an option (the "Option") to purchase 75,000 shares of common stock of CRTM (or successor) ("Common Shares") at a purchase price of seventy (70%) percent of the average trading price of the Common Stock, as reported by NASDAQ, for the five (5) trading days immediately preceding the date the Option is granted. One-third (1/3) of the Option shall vest immediately upon the date hereof and the remaining two-thirds (2/3) of the Option shall vest at the rate of one-third (1/3) on each of the following dates hereafter, during the term of service under this Agreement, and provided that Director is then currently serving as a director of the Company on such dates: June 30, 1998; and June 30, 1999. Any vested portion of the Option may be exercised in whole or in part at any time up to and including April 6, 2002. It is agreed that the Director shall not have any of the rights of, nor be treated as, a shareholder with respect to the shares subject to this Option until the Director has exercised the Option, delivery of the stock certificates for such shares has been made to the Director, and the Director has become the shareholder of record of such shares. Any vested portion of the Option shall not be transferable otherwise than by will or the laws of descent and distribution, and any vested portion of the Option may be
exercised,  during  the  lifetime of the Director,  only  by  him.   More
particularly (but without limiting the generality of the foregoing), any vested portion of the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of any vested portion of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect. Such vested portion of the Option may be exercised
by   Director  or  by  his  executors,  administrators,  or  other  legal representatives, heirs, legatees, next of kin, or distributees within three months, but not later than three months, after the date of the legal qualification of the executors or administrators of his estate, provided diligent efforts are made and such qualification is obtained within a reasonable time after his death. Notwithstanding anything in this Agreement to the contrary, any vested portion of the Option herein granted to Director shall in no event be exercisable after the expiration of five (5) years from the date of this Agreement. If, at any time prior
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to  the  fifth  anniversary of the date of this  Agreement,  the  Company proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Common Shares underlying the Option for sale to the public), whether for sale for its own account or other security holders, the Company will, each such time, at least 60 days prior to filing the registration statement, give written
notice  to  the Director of the Company's intention to do so.   Upon  the
written request of the Director made within 45 days after the receipt of any such notice (which request shall specify the underlying Common Shares intended to be disposed of by the Director), the Company will use reasonable efforts to cause to be filed a registration statement for the registration under the Securities Act of all underlying Common Shares which the Company has been so requested to register by the Director.
     Vesting  of  Option upon Change in Control.    "Change  in  control"
means the acquisition by a person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership of twenty percent (20%) or more of the Company's common stock (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or as a result of, or in connection with any cash tender or exchange offer, merger, or other business combination, sale of assets, or contested election, or any combination of the foregoing transactions, and the persons who were directors of the Company before such transactions shall cease to constitute a majority of the
Board of Directors of the Company or any successor to the Company.   Upon
a change in control of the Company, any unvested portion of any Option held by the Director shall immediately vest. If the Company should thereafter undertake to file a registration statement with the SEC for registration of any of its Common Stock, the Company shall include in such registration statement the Common Stock underlying all Options held by the Director, and will use its best efforts to have such registration statement declared effective at the earliest possible date.
     Method  of exercising vested portion of the Option.     Such  Option
may be exercised, in whole at any time or in part from time to time, by giving to the Company notice in writing to that effect. Within 30 days after the receipt by it of notice of exercise of such Option, the Company shall cause certificates for the number of shares with respect to which such Option is exercised to be issued in the name of Director or his
executors,   administrators,  or  other  legal  representatives,   heirs,
legatees, next of kin, or distributees, or to be properly endorsed or accompanied by separate stock powers duly executed, and to be delivered
to   Director   or   his  executors,  administrators,  or   other   legal
representatives, heirs, legatees, next of kin, or distributees.   Payment
of the purchase price for the shares with respect to which such Option is exercised shall be made to the Company upon the delivery of such stock, together with revenue stamps or checks in an amount sufficient to pay any stock transfer taxes required on such delivery. The Company shall give the person or persons entitled to the same at least five (5) days' notice of the time and place for delivery and for the payment of such purchase price.
     Changes  in  capital structure  If all or any portion of the  Option
shall   be   exercised  subsequent  to  any  share  dividend,   split-up,
recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate
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number and class of shares which, if Common Shares (as authorized at  the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth above) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.
     Representation as to investment intent. The exercise of such Option and the delivery of the shares subject to it will be contingent upon the Company being furnished by Director, his legal representatives, or other persons entitled to exercise such Option a statement in writing that at the time of such exercise it is his or their intention to acquire the shares being purchased solely for investment purposes and not with a view to distribution.
     Nonstatutory  Stock Option.    The Option granted in this  Paragraph
is intended not to qualify as an incentive stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986 and shall be so construed.
                     ARTICLE 4:  GENERAL PROVISIONS
     4.01.      Notices.   All  notices or other communications  required
under this Agreement may be effected either by personal delivery in writing or by certified mail, return receipt requested. Notice shall be deemed to have been given when delivered or mailed to the parties at their respective addresses as set forth above or when mailed to the last address provided in writing to the other party by the addressee.
     4.02.      Entirety of Agreement.        This Agreement  constitutes
the entire understanding between the parties concerning the subject matter hereof. No agreements, representations, or warranties other than those specifically set forth in this Agreement shall be binding on any of the parties unless set forth in writing and signed by both parties. This Agreement supersedes all other prior agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with
respect   to   such  subject  matter.   Each  party  to  this   Agreement
acknowledges that no inducements or promises, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement.
     4.03.      Modification.   This  Agreement  shall  not  be  amended,
modified,  or  altered in any manner except in a writing signed  by  both parties.
     4.04.      Failure  to Enforce Not Waiver.          Any  failure  or
delay  on the part of either the Company or the Director to exercise  any
remedy or right under this Agreement shall not operate as a waiver.   The
failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by the other party shall not
constitute  a  waiver  of  any of the rights  under  the  Agreement.   No
forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party. Any such written waiver of any term of this Agreement shall be effective only in the specific instance and for the specific purpose given.
     4.05. Law Governing Agreement. This agreement shall be governed exclusively by and construed in accordance with the laws of the State of Texas.
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     4.06.     Partial Invalidity. If any provision in this Agreement  is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Agreement had been executed without any such invalid provisions having been included.
     Executed at Dallas, Texas, as of April 7, 1997.
COMPANY:  Curtis Mathes Holding Corporation
          By:____/s/___Patrick A. Custer________
                Patrick A. Custer, President
DIRECTOR: ____/s/__Bernard S. Appel____________